UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 21, 2014

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Avenue, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2014, Karen Epstein resigned as the Treasurer and Secretary of CannaVEST Corporation (the “Company”). Her resignation did not result from any disagreement with the Company.

On March 21, 2014, the Board of Directors of the Company appointed Allen Shubat, age 59, as the Treasurer and Secretary of the Company. Mr. Shubat is experienced in streamlining operations and improving internal control over financial reporting, with an emphasis in corporate consolidations in the U.S. and globally. Mr. Shubat is a 20-plus year veteran working with biofuel, telecommunications, real estate investment, development, and property management firms. From 2012 to 2014, Mr. Shubat was Controller for SG Biofuels, Inc., where he coordinated GAAP consolidated financial statements and investments in three countries. From 2008 to 2011, Mr. Shubat was Controller for PacVentures where he oversaw accounting for 40+ business units in 5 states and 3 satellite offices, providing consolidated financial statements, tax and audit work papers. Mr. Shubat also previously worked for TelMex USA, LLC, a Carlos Slim subsidiary. There he tracked a $200MM investment portfolio in the U.S. and in South American countries. Mr. Shubat’s extensive business and accounting background makes him a valuable addition to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2014

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President and Chief Executive Officer